UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2005

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Rule 10b5-1(c) of the Securities Exchange Act of 1934 provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those preplanned transactions at a later time, even if they later become aware of material nonpublic information.

Pursuant to Rule 10b5-1(c), Joseph B. Leonard, who is the registrant’s Chairman and CEO, has informed the registrant that he adopted a written plan agreement relating to future sales of AirTran Holdings, Inc. (NYSE: AAI) common stock beneficially owned by him.

A copy of the press release dated August 30, 2005 announcing the plan is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release dated August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AIRTRAN HOLDINGS, INC.

By:	/s/ Richard P. Magurno
Name:	Richard P. Magurno
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 30, 2005